Exhibit 99.1

FALCON MINERALS CORPORATION REPORTS SECOND QUARTER FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

NEW YORK, NY – August 5, 2020 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, today announces financial and operating results for the second quarter 2020 and declares its second quarter dividend.

Highlights

●	Net production of 4,450 barrels of oil equivalent per day (“boe/d”) for the second quarter 2020 (51% oil); production during the quarter was shut-in/curtailed by ~25% during May and June
●	Net debt decreased to $38.8 million; 10% reduction in borrowings on Falcon’s revolving credit facility quarter over quarter; net debt/LTM EBITDA ratio of 1.12x(2)(3)
●	Crude hedging program established in June 2020 for third quarter 2020 through first quarter 2021 at approximately $40 per barrel
●	Cash G&A expense decreased to $1.7 million in the second quarter 2020; represents a ~25% decrease compared to the first quarter 2020
●	20 gross, 0.12 net wells were turned in line during the second quarter 2020
●	212 gross line of sight wells (2.52 net wells) permitted and in active development as of August 3, 2020; 2.52 net line of sight wells includes 1.62 net wells in active development
●	Averaged three rigs running on Falcon’s Eagle Ford position during the second quarter 2020
●	Second quarter 2020 net loss of $1.3 million(1), or $0.01 per Class A share
●	Adjusted EBITDA of $3.4 million for the second quarter 2020(2)
●	Second quarter 2020 Pro-forma Free Cash Flow of $0.033 per share(2)
●	Second quarter dividend declared of $0.03 per share; dividend represents a 20% increase from first quarter 2020. Increased payout ratio of Pro-forma Free Cash Flow from 23% in the first quarter 2020 to 91% in the second quarter 2020
●	Dividend will be paid on September 8, 2020 to all shareholders of record on August 25, 2020

(1)	Net loss shown above includes amounts attributable to non-controlling interests.
(2)	Please refer to the disclosure on pages 6-7 for the Reconciliation of net loss to Non-GAAP Measures.
(3)	Calculated by dividing the sum of total debt outstanding less cash on hand as of June 30, 2020 by Adjusted EBITDA for the trailing 12-month period.

Daniel Herz, President and Chief Executive Officer of Falcon Minerals commented, “We believe that our current stock price meaningfully undervalues our business. Falcon has successfully been able to cut cash G&A costs by 25% quarter over quarter, strengthen its balance sheet by reducing the borrowings under its credit facility from $45.3 million in the first quarter 2020 to $40.6 million in the second quarter 2020, and increase the dividend by 20% quarter over quarter.” Mr. Herz also noted, “Falcon’s ability to increase its quarterly dividend, cut costs, and reduce net debt to below $39 million demonstrates the strength of our business model and is a good reminder that Falcon is uniquely positioned to generate—and return—free cash flow, even in the midst of a turbulent market. Looking forward, the business is well positioned for stability and growth given our hedge profile, anticipated volumes coming back online from curtailed wells, and robust line of sight.” Mr. Herz went on to say that “Given the current depressed stock price, management and the Board of Directors are evaluating all options to increase value to equity holders over the short, medium, and long-term.”

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Financial Update

Falcon realized prices of $22.03 per barrel (“bbl”) for crude oil, $1.71 per thousand cubic feet (“mcf”) for natural gas and $5.44/bbl for natural gas liquids (“NGL”) during the in the second quarter 2020.

Falcon reported a net loss of $1.3 million, or $0.01 per Class A common share, for the second quarter 2020, which includes amounts attributable to non-controlling interests. Falcon generated royalty revenue of $6.3 million (approximately 72% oil) for the second quarter 2020. The Company reported Adjusted EBITDA (a non-GAAP measure as defined and reconciled on pages 6-7) of $3.4 million for the second quarter 2020.

Total cash operating costs for the second quarter 2020 were $3.0 million, a $0.6 million decrease compared to the first quarter 2020. General and administrative expense for the second quarter 2020, excluding non-cash stock-based compensation expense, was approximately $1.7 million, which represents a 25% decrease when compared to $2.3 million for the first quarter 2020.

As of June 30, 2020, the Company had $40.6 million of borrowings on its revolving credit facility, and $1.8 million of cash on hand, resulting in a net debt of approximately $38.8 million at the end of quarter. Falcon’s net debt / LTM EBITDA ratio was 1.12x at June 30, 2020.(4)

(4)	Calculated by dividing the sum of total debt outstanding less cash on hand as of June 30, 2020 by Adjusted EBITDA for the trailing 12-month period. Please refer to the disclosure on pages 6-7 for the Reconciliation of net loss to Non-GAAP Measures.

Second Quarter 2020 Dividend

Falcon’s Board of Directors declared a dividend of $0.03 per Class A share for the second quarter 2020. During the second quarter 2020, the Company generated Pro-forma Free Cash Flow per share of $0.03(5) (as described and reconciled on page 6-7). The dividend for the second quarter 2020 will be paid on September 8, 2020 to all Class A shareholders of record on August 25, 2020. The second quarter 2020 dividend does not have any effect on the current $11.34 exercise price of the Company’s outstanding warrants.

(5)	The pro-forma adjustments assume that the non-controlling interests are converted to Class A common shares, such that approximately 86.5 million Class A shares would be outstanding. The pro-forma Class A shares reflects the dilution from 0.5 million unvested restricted stock awards which receive dividend equivalent rights (“DER”) on a quarterly basis

Operational Results

Falcon’s production averaged 4,450 boe/d during the second quarter 2020, of which approximately 51% was oil. Eagle Ford production was approximately 56% oil during the second quarter 2020. Falcon had 20 gross wells turned in line (0.12 net wells) with an average net royalty interest (“NRI”) of approximately 0.61% during the second quarter 2020. This compares to 63 gross wells turned in line (1.45 net wells) during the first quarter of 2020.

Falcon currently has 2,021 producing Eagle Ford wells, and the Company’s average NRI for all producing wells is approximately 1.29%.

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As of August 3, 2020, the Company had 212 line of sight wells (2.52 net wells) with an average NRI of 1.19% in various stages of development on Falcon’s Eagle Ford minerals position. These wells are comprised of the following:

Line of Sight Wells (As of August 3, 2020)

Stage of Activity	Gross Wells	Net Wells	NRI %
Permitted	94	0.90	0.96%
Waiting on completion	98	1.57	1.60%
Waiting on connection	20	0.06	0.28%
Total line of sight	212	2.52	1.19%

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss second quarter 2020 results on Thursday, August 6, 2020 at 9:00 am ET. Participants for the conference call should dial (888) 567-1602 (International: (862) 298-0701). A replay of the Falcon earnings call will be available starting at 2:00 pm ET on August 6, 2020. Investors and interested parties can listen to the replay on www.falconminerals.com in the Events page of the Investor Relations section or call (888)-539-4649 (International: (754) 333-7735). At the system prompt, dial your replay code (151920#); playback will automatically begin.

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted minerals rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. The Company also owns approximately 75,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers not to place any undue reliance on these forward-looking statements as forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, resource and production potential, Falcon’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the COVID-19 pandemic and its impact on Falcon and on the oil and gas industry as a whole; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Falcon’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

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FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Oil and gas sales	$6,305	$18,246	$19,905	$39,504
Gain (loss) on hedging activities	(190)	-	(190)	-
Total revenue	6,115	18,246	19,715	39,504
Expenses:
Production and ad valorem taxes	606	920	1,460	2,049
Marketing and transportation	608	565	1,005	1,349
Amortization of royalty interests in oil & gas properties	3,268	2,930	6,943	6,440
General, administrative and other	2,737	3,055	5,811	5,559
Total expenses	7,219	7,470	15,219	15,397
Operating income (loss)	(1,104)	10,776	4,496	24,107
Other income (expense):
Other income	31	44	63	75
Interest expense	(537)	(535)	(1,217)	(1,189)
Total other income (expense)	(506)	(491)	(1,154)	(1,114)
Income (loss) before income taxes	(1,610)	10,285	3,342	22,993
Provision for (benefit from) income taxes	(287)	1,383	157	2,788
Net income (loss)	(1,323)	8,902	3,185	20,205
Net (income) loss attributable to non-controlling interests	748	(5,146)	(1,555)	(11,067)
Net income (loss) attributable to shareholders	$(575)	$3,756	$1,630	$9,138

Class A common shares (basic and diluted)	$(0.01)	$0.08	$0.04	$0.20

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FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,846	$2,543
Accounts receivable	2,935	7,889
Prepaid expenses	887	1,182
Total current assets	5,668	11,614
Royalty interests in oil & gas properties, net of accumulated amortization	214,350	219,192
Property and equipment, net of accumulated depreciation	479	517
Deferred tax asset, net	56,205	56,352
Other assets	3,599	2,530
Total assets	$280,301	$290,205
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,566	$2,206
Other current liabilities	789	-
Total current liabilities	2,355	2,206
Credit facility	40,600	42,500
Other non-current liabilities	1,138	473
Total liabilities	44,093	45,179
Shareholders’ equity:
Class A common stock	5	5
Class C common stock	4	4
Additional paid in capital	125,728	129,127
Non-controlling interests	111,046	115,890
Retained earnings (accumulated deficit)	(575)	-
Total shareholders’ equity	236,208	245,026
Total liabilities and shareholders’ equity	$280,301	$290,205

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Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA and Pro-forma Free Cash Flow are useful because they allow us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as net income (loss) before interest expense, net, depletion expense, provision for (benefit from) income taxes, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation. We define Pro-forma Free Cash Flow as net income (loss) before depletion expense, provision for (benefit from) income taxes, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation less cash income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow are not measures of net income (loss) as determined by GAAP. We exclude the items listed above from net income (loss) in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

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Reconciliation of Net Loss to Adjusted EBITDA and Pro-forma Free Cash Flow (in thousands, except per share amounts):

	Three Months Ended June 30, 2020	Fully Converted Per Share Basis Three Months Ended June 30, 2020 (1)
Net loss	$(1,323)	$(0.02)
Interest expense (2)	537	0.01
Depletion and depreciation	3,294	0.04
Share-based compensation	969	0.01
Unrealized loss on commodity derivatives	190	-
Income tax benefit	(287)	-
Adjusted EBITDA	$3,380	$0.04
Interest expense (2)	(537)	(0.01)
Pro-forma Free Cash Flow	$2,843	$0.03

(1)	Per share information is presented on a fully converted basis and includes both the 46.5 million Class A common shares (inclusive of 0.5 million unvested restricted stock awards which receive DERs) and the 40.0 million Class C common shares that are outstanding as of June 30, 2020. As such, net loss per fully converted share in this schedule is not comparable to loss per share of $0.01 for the period ended June 30, 2020 as shown on the Statement of Operations.
(2)	Interest expense includes amortization of deferred financing costs.

Calculation of cash available for dividends for the second quarter 2020 (in thousands):

Three Months Ended
June 30,
2020
Adjusted EBITDA	$3,380
Interest expense (1)	(537)
Net cash available for distribution	$2,843
Cash to be distributed to non-controlling interests	$1,200
Cash to be distributed to Falcon Minerals Corp.	$1,381
Dividends to be paid to Class A shareholders	$1,381

(1)	Interest expense includes amortization of deferred financing costs.

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FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Production Data:
Oil (bbls)	205,146	199,938	458,673	474,916
Natural gas (boe)	145,759	161,687	290,594	334,373
Natural gas liquids (bbls)	54,002	77,473	124,476	150,364
Combined volumes (boe)	404,907	439,098	873,743	959,653
Average daily combined volume (boe/d)	4,450	4,825	4,801	5,302

Average sales prices:
Oil (bbls)	$22.03	$63.84	$33.37	$61.30
Natural gas (mcf)	$1.71	$2.52	$1.82	$2.92
Natural gas liquids (bbls)	$5.44	$17.45	$10.32	$17.83
Combined per boe	$15.58	$37.72	$22.62	$39.23

Average costs ($/boe):
Production and ad valorem taxes	$1.50	$2.10	$1.67	$2.14
Marketing and transportation expense	$1.50	$1.29	$1.15	$1.41
Cash general and administrative expense	$4.30	$5.22	$4.65	$4.96
Interest expense, net	$1.33	$1.22	$1.39	$1.24
Depletion	$8.07	$6.67	$7.95	$6.71

Falcon Minerals Contact:

Bryan C. Gunderson

Chief Financial Officer

bgunderson@falconminerals.com

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